Exhibit 10.33

硼锂科技	投资合作协议	西安金藏膜

投资合作协议

Investment cooperation agreement

甲方：青海中天硼锂科技有限公司

住所：青海省海西州大柴旦镇人民东路60号

乙方：西安金藏膜环保科技有限公司

住所：西安市碑林区雁塔路中段13号陕西省膜分离技术研究院301室

Party A: Qinghai Zhongtian boron lithium Technology Co., Ltd

Address: No.60, Renmin East Road, Dachaidan Town, Haixi Prefecture, Qinghai Province

Party B: Xi'an jinzang membrane Environmental Protection Technology Co., Ltd

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Address: Room 301, Shaanxi Membrane Separation Technology Research Institute, No. 13, middle section of Yanta Road, Beilin District, Xi'an City

鉴于：

In view of：

1、甲方为注册在青海省海西州大柴旦的有限公司，其实际控制人任为张茂先生，是美国上市公司Lithium & Boron Technology,Inc的全资公司（股票代码LBTI），主要以生产硼酸和锂产品为主。张茂先生实际控制的青海中天硼锂矿业有限公司（以下简称“硼锂矿业”）有限公司）拥有大柴旦盐湖资源开采权（采矿权证号：C6300002010126110100612）和相关基础生产设施，大柴旦盐湖是以开采硼矿为主的矿区，除含硼外同时伴生有钠、钾、锂、镁、溴等多种资源，是一个大规模综合性矿床。为达到矿产资源的综合利用，乙方多次到甲方矿区考察，取样化验，并将大柴旦湖矿区资源的原始资料进行了查阅，认可其储量、品位符合其乙方的生产技术要求。矿区中的卤水含有较丰富的锂元素，为使盐湖资源得到全面综合高效利用，向高科技方向发展，特成立了青海中天硼锂科技有限公司。张茂先生及其实际控制的青海中天硼锂矿业有限公司同意将大柴旦盐湖矿区的资源提供给青海中天硼锂科技有限公司，青海中天硼锂科技有限公司以该资源为基础与乙方先进的高科技技术进行提锂、提硼等盐湖资源综合开发利用合作。

1、Party A is a limited company registered in Dachaidan, Haixi

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Prefecture, Qinghai Province, whose actual controller is Mr. Zhang Mao,is a wholly-owned company (Stock Code: lbti) of lithium & boron technology, Inc., a US listed company. It mainly produces boric acid and lithium products. Qinghai Zhongtian boron and lithium Mining Co., Ltd. (hereinafter referred to as "boron and lithium mining") ,under Mr. Zhang Mao's actual control, owns the Dachaidan salt lake resource exploitation right (mining license Number: c630000201026110100612) and relevant infrastructure production facilities. Dachaidan Salt Lake is a mining area mainly for boron mining. Besides boron ,it is rich in a variety of resources including sodium, potassium, lithium, magnesium, bromine, etc. .It is a large-scale comprehensive deposit. In order to achieve the comprehensive utilization of mineral resources, Party B has visited party A's mining area for many times, sampled and tested, consulted the original data of resources in Dachaidan Lake mining area, and recognized that its reserves and grade meet Party B's production technical requirements. The brine in the mining area is rich in lithium. In order to make the comprehensive and efficient use of salt lake resources and develop towards high technology, Qinghai Zhongtian boron lithium Technology Co., Ltd. is established. Mr. Zhang Mao and Qinghai Zhongtian boron lithium Mining Co., Ltd. actually controlled by him agree to provide the resources of Dachaidan Salt Lake mining area to Qinghai Zhongtian boron lithium Technology Co., Ltd. .Based on the resources, Qinghai Zhongtian boron lithium Technology Co., Ltd.

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cooperates with Party B's advanced high-tech technology in the comprehensive development and utilization of salt lake resources such as lithium and boron.

2、乙方为注册在西安市的有限公司，甲方通过近三年对锂行业的调研，认为乙方目前开发出了高效、环保的吸附及膜分离盐湖伴生矿提锂核心技术是最先进的，由于是采用“物理法”的生产工艺，所产生的回水排放完全符合国家的排放标准。乙方已经在青海冷湖地区建设了1000吨碳酸锂生产线，其团队已经取得了丰富的碳酸锂产线建设、运营经验，所以乙方与甲方进行提锂、提硼等盐湖资源综合开发利用合作。

2、Party B is a limited company registered in Xi'an city. Based on the investigation of lithium industry in recent three years, Party A believes that Party B has developed the most advanced core technology of efficient and environmentally friendly adsorption and membrane separation for lithium extraction from Salt Lake associated minerals. Since the production process of "physical method" is used, the backwater discharge generated completely conforms to the national discharge standard. Party B has built a 1000 ton lithium carbonate production line in the Cold Lake area of Qinghai Province, and its team has gained rich experience in the construction and operation of lithium carbonate production line. Therefore, Party B and Party A have carried out comprehensive development and utilization cooperation on lithium,

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boron and other salt lake resources.

3、甲方、乙方同意各自投入核心优势资源，本着优势互补、合作共赢的原则共同在海西州大柴旦盐湖矿区开展盐湖伴生矿提锂业务合作，经友好协商，甲乙双方就设立项目公司合作开展伴生矿卤水提锂项目。

3、Party A and Party B agree to invest their own core advantage resources and jointly carry out the business cooperation of lithium extraction from Salt Lake associated minerals in Dachaidan Salt Lake mining area of Haixi Prefecture, based on the principle of complementary advantages and win-win cooperation. Through friendly consultation, both parties carry out the lithium extraction project from associated mineral brine centering around the establishment of a project company

一、	项目产业规划

1、甲乙双方经充分可行性分析，决定发挥各自优势，投入核心资源和资金，设立合资公司，在柴达木（国家级）循环经济试验区大柴旦工业园大柴旦产业区建设10000吨碳酸锂卤水提锂、提硼产业项目；为了稳妥起见，建设期限为三期，第一期建设规模为年产3000吨碳酸锂（或氢氧化锂），投资规模约为人民币14000万元，计划于2020年至2021年年初建成投产。

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2、双方同意，根据第一期建设投资收益、矿区锂、硼等资源储备等情况，协商确定后续投资规模和方案。

I、Project industrial planning

1. After thorough feasibility analysis, Party A and Party B decide to give full play to their respective advantages, invest core resources and funds, establish a joint venture company, and build a 10000 ton lithium carbonate brine lithium extraction and boron extraction industrial project in Dachaidan Industrial Zone ,Dachaidan Industrial Park, Qaidam (national level) circular economy experimental zone; for the sake of security, the construction period is three phases, and the construction scale of the first phase is 3000 tons of lithium carbonate per year (or lithium hydroxide), with an investment scale of about 140 million yuan.It is planned to be completed and put into operation from 2020 to the beginning of 2021.

2.Based on mutual agreement, Both parties agree to negotiate and determine the follow-up investment scale and plan according to the investment income of the first phase construction, reserves of lithium, boron and other resources in the mining area and so on.

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二、	项目公司设立

IIEstablishment of project company

1、     甲方、乙方、团队持股平台共同出资并投入核心资源设立项目公司，项目公司名称暂定为“青海【 】锂业科技有限公司”（以工商行政部门最终批准的名称为准，以下简称“项目公司”），组织形式为有限责任公司，注册地址为柴达木（国家级）循环经济试验区大柴旦工业园大柴旦产业区，主要经营范围为大柴旦盐湖资源综合开发利用及伴生矿提锂、提硼等业务。

1、 Party A, Party B and the team shareholding platform jointly contribute and invest core resources to set up the project company. The name of the project company is tentatively determined as "Qinghai"【 】Lithium Technology Co., Ltd. (subject to the name finally approved by the industrial and commercial administration, hereinafter referred to as the "project company").It is organized as a limited liability company with its registered address in Dachaidan Industrial Zone, Dachaidan Industrial Park, Qaidam (national level) circular economy experimental zone. Its main business scope is the comprehensive development and utilization of Dachaidan salt lake resources, the extraction of lithium and boron from associated minerals, etc.

2、     甲方、乙方在项目公司的持股比例为51%、49%（其中乙方持股49%含其技术团队股份9%），各方同意以货币出资金额确定各自持股比例；甲乙双方确认，乙方提供的提锂技术和甲方提供的卤水资源在本项目中的价值基本对

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等，综合考虑各项因素，各方同意该等投入作为合作基础和股东义务投入，不作为出资；其投入的安排和财务处理方式按照本协议的约定执行。

2、 Party A and Party B hold 51% and 49% of the shares in the project company (9% out of the 49% of the shares held by Party B is held by its technical team).By mutual agreement, both parties agree to determine their respective shareholding ratio with the amount of monetary capital contribution; Party A and Party B confirm that the lithium extraction technology provided by Party B and the brine resources provided by Party A are basically equal in value in the project. Taking all factors into account, both parties agree that such investment shall be taken as The cooperation basis and shareholders' obligation investment, it shall not be regarded as capital contribution; the arrangement and financial treatment of the investment shall be in accordance with the agreement.

3、     经测算项目建设及运营资金需求，各方同意项目公司认缴注册资本为人民币14000万元，根据项目建设进度分三期实缴，项目公司注册成立之日起10日内实缴3600万元，2020年7月31日前实缴7200万元，2020年10月31日前实缴3200万元，合计为14000万元；各股东按照各自持股比例同比例实缴。

3、After calculating the demand for project construction and operation funds, both parties agree that the registered capital

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subscribed by the project company is RMB 140 million, which shall be paid in three phases according to the project construction progress. The paid in capital of the project company shall be RMB 36 million within 10 days from the date of registration and establishment, RMB 72 million before July 31, 2020, and RMB 32 million before October 31, 2020, totaling RMB 140 million. All shareholders shall pay in capital in accordance with their respective shareholding ratio Paid in the same proportion.

4、     在项目建设运营过程中，各方同意积极以银行贷款、自有资金等方式筹集建设资金，如资金筹集不及时，经各方协商一致，可相应延长实缴注册资本期限。

4. During the construction and operation of the project, all parties agree to actively raise construction funds by means of bank loans, self owned funds, etc. if the funds are not raised in time, the term of paid in registered capital can be extended accordingly upon consensus of all parties.

5、     本协议项目公司试车成功并生产合格产品达产后，甲乙双方可以协商考虑成立投资合作第二项目公司，该公司股权比例原则为甲方持股49%、乙方持股51%，就当时具体情况双方协商订立第二项目公司投资合作协议。

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5. After the successful commissioning of the project company and the production of qualified products, Party A and Party B can negotiate to establish a second project company for investment cooperation. In principle, the equity ratio of the company is 49% owned by Party A and 51% owned by Party B. the two parties negotiate to conclude an investment cooperation agreement for the second project company based on the specific situation at that time.

三、	甲方核心资源的投入安排、承诺及保证

IIV. Investment arrangement, commitment and guarantee of Party A's core resources

1、     甲方承诺并保证，在项目公司存续期间，实质上以免费的方式向项目公司提供含锂卤水资源，且保证甲方矿区范围内的所有锂资源只能提供给项目公司（或甲乙双方一致同意设立的其他项目公司），未经乙方书面同意，甲方不得将矿区内的伴生矿锂资源以任何方式提供给任何第三方（2016年6月27日张茂代表的青海中天硼锂矿业有限公司与李新海代表的湖南中大技术创业孵化器有限公司签署的总体合作协议除外，现状：此总体合作协议两年前对方人员已经撤离，处于停滞状态，并请我方协助处理有关设备）。

1. Party A promises and guarantees that, during the existence of the project company, it will provide the project company with lithium bearing brine resources in a free way, and that all lithium resources

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within the mining area of Party A can only be provided to the project company (or other project companies established by both parties' agreement). Without the written consent of Party B, Party A shall not provide the associated mineral lithium resources in the mining area to any third party in any way (except for the overall cooperation agreement signed by Qinghai Zhongtian boron lithium Mining Co., Ltd. represented by Zhang Mao and Hunan Zhongda Technology Incubator Co., Ltd. represented by Li Xinhai on June 27, 2016, the current situation: the other party's personnel have been evacuated two years ago and are in a stagnant state, and we are requested to assist in handling relevant equipment).

2、     甲方保证，项目公司存续期内，乙方为其独家技术和锂资源合作方，甲方不以任何方式与任何其他第三方开展提锂业务合作（2016年6月27日张茂代表的青海中天硼锂矿业有限公司与李新海代表的湖南中大技术创业孵化器有限公司签署的总体合作协议除外，现状：此总体合作协议两年前对方人员已经撤离，处于停滞状态，并请我方协助处理有关设备）。

2. Party A guarantees that in the duration of the project company, Party B is its exclusive technology and lithium resource partner, and Party A will not carry out lithium extraction business cooperation with any other third party in any way(except for the overall cooperation agreement signed by Qinghai Zhongtian boron lithium Mining Co., Ltd.

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represented by Zhang Mao and Hunan Zhongda Technology Incubator Co., Ltd. represented by Li Xinhai on June 27, 2016, the current situation: the other party's personnel have been evacuated two years ago and are in a stagnant state, and we are requested to assist in handling relevant equipment).

3、

甲方保证与硼锂矿业及其实际控制人签署合法有效的协议（作为本协议的附件），合法取得青海中天硼锂矿业有限公司拥有矿区的锂资源独家使用权，有权向项目公司提供含锂卤水资源，且不与乙方及项目公司以外的其他方合作（2016年6月27日张茂代表的青海中天硼锂矿业有限公司与李新海代表的湖南中大技术创业孵化器有限公司签署的总体合作协议除外，现状：此总体合作协议两年前对方人员已经撤离，处于停滞状态，并请我方协助处理有关设备）。

3. Party A guarantees to sign a legal and effective agreement with boron and lithium mining and its actual controller (as an annex to this Agreement), legally obtain the exclusive use right of lithium resources in the mining area owned by Qinghai Zhongtian boron and lithium Mining Co., Ltd..It has the right to provide the project company with lithium containing brine resources, and can not cooperate with any other party other than Party B and the project company (except for the overall cooperation agreement signed by Qinghai Zhongtian boron lithium Mining Co., Ltd.

represented by Zhang Mao and Hunan Zhongda

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Technology Incubator Co., Ltd. represented by Li Xinhai on June 27, 2016, the current situation: the other party's personnel have been evacuated two years ago and are in a stagnant state, and we are requested to assist in handling relevant equipment).

4、	甲方承诺，协助项目公司向当地政府申请生产运营必须的基础条件，具体如下：

（1）	当地政府三年免租金提供位于柴达木（国家级）循环经济试验区大柴旦工业园大柴旦产业区内的厂房两栋，每栋厂房厂内净面积长99米，宽24.8米，高10.4米。合计4910.4平方米；

（2）	以成本价格为项目公司提供生产、生活必须的水、电；

（3）	以成本价格为项目公司提供后勤服务配套，包括但不限于员工宿舍、食堂、体育娱乐设施等；

4.Party A undertakes to assist the project company to apply to the local government for the basic conditions necessary for production and operation,it is as follows:

(1) The local government provides two workshops located in the Dachaidan (national level)industrial zone of Dachaidan Industrial Park ,circular economy experimental zone of Qaidam free of rent for three years. . Each workshop has a net area of 99 meters long, 24.8

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meters wide and 10.4 meters high, 4910.4 square meters in total;

(2) Provide water and electricity necessary for production and living for the project company at cost price;

(3) Provide supporting logistics services for the project company at cost price, including but not limited to staff dormitory, canteen, sports and entertainment facilities, etc;

5、甲方保证为项目公司生产配套设施（包括但不限于蒸汽锅炉、危化品仓库、液化气站等）提供必需的用地，并配合办理建设审批手续。

5. Party A guarantees to provide necessary land for the production supporting facilities of the project company (including but not limited to steam boiler, dangerous chemicals warehouse, liquefied gas station, etc.), and cooperate with the construction approval procedures.

6、	甲方保证，其股东或实际控制人变化、是否在国内外上市等因素均不得影响本合作的有效性。

7、	甲方为依法成立并合法存续的公司法人，具有独立民事行为能力。

8、	甲方签署本协议履行必要的审批程序及内部程序。

9、	甲方签署、执行本协议不违反中国法律、法规。

6. Party A guarantees that changes in its shareholders or actual

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controllers, whether it is listed at home and abroad ，and other factors shall not affect the effectiveness of this cooperation.

7. Party A is a legal person established and existing in accordance with the law and has independent civil capacity.

8. Party A shall follow the necessary approval procedures and internal procedures to sign this agreement.

9. Party A's signing and execution of this Agreement shall not violate Chinese laws and regulations.

四、	乙方核心资源的投入安排、承诺及保证

IV.Investment arrangement, commitment and guarantee of Party B's core resources

1、乙方承诺并保证，在项目公司存续期间，实质上以免费许可的方式向项目公司提供卤水提锂的全套工艺、技术，包括设计、设备选型、安装、生产试车全过程（有专项资质要求的设计、安装等项目，需由项目公司委托有资质的专门机构提供服务并相应支付费用），本协议签署生效之前乙方拥有的及之后开发的碳酸锂、氢氧化锂等各类含锂化合物的生产技术及工艺。

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1. Party B promises and guarantees to provide the project company with a complete set of process and technology for extracting lithium from brine, including the whole process of design, equipment selection, installation, production and test run and the production technology and process of lithium carbonate, lithium hydroxide and other lithium compounds owned by Party B before and after the signing of this agreement.in the form of free license during the existence of the project company (for the design, installation and other projects with special qualification requirements, the project company shall entrust qualified specialized agencies to provide services and pay the corresponding fees) .

2、乙方保证自主研发并合法取得高效、环保的吸附剂膜分离盐湖提锂核心技术，同时合法取得陕西省膜分离技术研究院有限公司的全部盐湖提锂核心技术，有权许可项目公司使用上述技术进行盐湖提锂，乙方保证及时将最先进的技术实质上以免费许可的方式提供给项目公司使用。

2. Party B guarantees to independently develop and legally acquire the core technology of efficient and environmental friendly adsorbent membrane separation for lithium extraction from salt lakes, and at the same time legally acquire all core technology of lithium extraction from salt lakes of Shaanxi Membrane Separation Technology Research

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Institute Co., Ltd., and has the right to license the project company to use the above technology for lithium extraction from salt lakes. Party B guarantees to provide the most advanced technology to the project company for use in a free license way in time

3、	乙方负责根据硼锂矿业所拥有矿区的卤水资源综合利用的特性有针对性地优化相关卤水提锂工艺和排放达到国家保护要求的技术。

4、	乙方负责以优惠价格向项目公司提供卤水提锂的吸附剂、过滤膜等核心原料，供货价格原则上为生产成本。

5、	乙方负责委派、培养项目公司的核心管理及技术团队，负责项目公司生产线的技术保障、工艺优化、日常运营管理。

6、	乙方承诺在项目公司注册成立后12个月内（资金按计划到位情况下）提锂项目试车成功并正式投产生产出合格产品，同时乙方保证项目公司生产的合格产品每吨综合成本在2-3万元（含3万元）。

7、	乙方保证在大柴旦盐湖矿区内不与任何其他第三方合作开展卤水提锂业务。

3. Party B shall be responsible for optimizing the relevant technology of extracting lithium from brine and discharging the technology to meet the national protection requirements according to the characteristics of comprehensive utilization of brine resources in the mining area owned by boron lithium mining industry.

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4. Party B shall be responsible for providing core raw materials such as adsorbent and filter membrane for extracting lithium from brine to the project company at a preferential price, and the supply price shall be the production cost in principle.

5. Party B shall be responsible for appointing and cultivating the core management and technical team of the project company, as well as the technical support, process optimization and daily operation management of the production line of the project company.

6. Party B promises that within 12 months after the registration and establishment of the project company (when the funds are in place as planned), the commissioning of the lithium project is successful and the qualified products are formally put into production. Meanwhile, Party B guarantees that the comprehensive cost per ton of the qualified products produced by the project company is 20000-30000 yuan (including 30000 yuan).

7. Party B guarantees that it will not cooperate with any other third party to carry out the brine lithium extraction business in the Dachaidan Salt Lake mining area.

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8、	乙方为依法成立并合法存续的公司法人，具有独立民事行为能力。

9、     乙方签署本协议履行必要的审批程序及内部程序。

10、     乙方签署、执行本协议不违反中国法律、法规。

11、乙方保证其用于出资的资金来源合法。

8. Party B is a legal person incorporated and existing in accordance with the law and has independent civil capacity.

9. Party B shall follow the necessary approval procedures and internal procedures to sign this agreement.

10. Party B's signing and execution of this Agreement shall not violate Chinese laws and regulations.

11. Party B shall guarantee that the source of funds used for capital contribution is legal.

五、	提锂技术及卤水资源财务核算安排

1、作为双方合作的基础，甲乙双方同意对等提供核心提锂技术和卤水锂资

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源，但为保证项目公司成本核算的合法合规，双方同意，按照法律法规及财务核算的相关要求对提锂技术和卤水资源投入进行财务处理。但无论如何核算，实质上系双方对等投入，因财务核算安排，乙方因提供提锂技术而获取的收益与甲方因提供卤水锂资源而取得的收益（按年度或按月度计算）原则上应相同。

2、根据财务核算的要求，按照合法、合规、有利于项目公司发展的原则，约定采取下列方式对提锂技术和卤水锂资源投入进行处理：

（1）方式一：项目公司每年相应向甲方支付技术许可使用费，每年向乙方支付锂资源费，技术许可使用费和锂资源费的年度金额相同，具体金额由甲乙双方根据项目公司生产成本情况协商确定。

（2）方式二：双方协商确定的其他合法、合理方式。

V.Financial accounting arrangement of lithium extraction technology and brine resources

1. As the basis of cooperation between both parties, Party A and Party B agree to provide core lithium extraction technology and lithium halide resources on an equal basis. However, in order to ensure the legal compliance of cost accounting of the project company, both parties agree to conduct financial treatment for lithium extraction technology and lithium halide resources in accordance with the relevant requirements of laws, regulations and financial accounting. However, whatever the financial accounting, the accounting is essentially equal

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investment of both parties. Due to the financial accounting arrangement, the income obtained by Party B due to the provision of lithium extraction technology shall be the same as that obtained by Party A due to the provision of lithium halide resources (calculated annually or monthly) in principle.

2. According to the requirements of financial accounting and in accordance with the principles of legality, compliance and favorable for the development of the project company, it is agreed to adopt the following methods to deal with the lithium extraction technology and the lithium brine resource input:

(1) Method 1: the project company shall pay the technology license fee to Party A and the lithium resource fee to Party B every year. The annual amount of the technology license fee and the lithium resource fee shall be the same, and the specific amount shall be determined by Party A and Party B through consultation according to the production cost of the project company.

(2) Mode 2: other legal and reasonable methods determined by both parties through consultation.

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六、	资本市场安排

1、双方同意，相互支持，积极把握机会将项目公司纳入国内外上市公司体系，为股东创造良好收益。

2、乙方在国内上市如有需要，在估值合理的前提下（合理估值应当不低于甲方在美国上市市值的150%），双方可协商将项目公司变为乙方的全资子公司，甲方取得相应对价并可相应成为乙方股东。

3、在项目公司纳入乙方或甲方上市体系过程中，同等条件下，甲乙双方相互有优先认购对方上市公司股份的权利。

VI. Capital market arrangement

1. Both parties agree to support each other and actively seize the opportunity to bring the project company into the system of listed companies at home and abroad, so as to create good profits for shareholders.

2. If necessary for Party B's listing in China, on the premise of reasonable valuation (the reasonable valuation shall not be less than 150% of the market value of Party A's listing in the United States), both parties can negotiate to change the project company into a wholly-owned subsidiary of Party B, and Party A can obtain the corresponding consideration and become a shareholder of Party B

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accordingly.

3. In the process of the project company being incorporated into the listing system of Party B or Party A, under the same conditions, Party A and Party B have the priority to subscribe each other's shares of the other party's listed company.

七、	公司的治理安排

1、股东会

项目公司设股东会，由全体股东组成。股东会是公司的最高权力机构，除本协议另有约定外，根据《公司法》等法律法规以及项目公司章程的有关规定行使其职权。

2、董事会

（1）项目公司设董事会，董事会成员三名，由股东会选举产生，其中由甲方提名二名董事，乙方提名一名董事。董事长由甲方提名的董事担任。董事任期3年，连选可以连任，董事提名原则不变。

（2）除本协议另有约定外，董事会按照《公司法》等相关法律法规以及项目公司章程的规定行使职权。

3、监事

（1）项目公司不设监事会，设监事一名，由乙方提名、股东会选举产生。监事任期3年，连选可以连任。

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（2）除本协议另有约定外，监事按照《公司法》等相关法律法规以及项目公司章程的规定行使职权。

4、高级管理人员

（1）项目公司设总经理一名，由乙方提名，董事会聘任；设副总经理一名，由甲方提名，董事会聘任。

（2）项目公司设财务经理和副经理各一名，财务经理由甲方提名，董事会聘任；财务副经理由乙方提名，董事会聘任。

（3）公司高级管理人员的薪酬待遇由董事会确定。

VII.Corporate governance arrangements

1. Shareholders' meeting

The project company has a shareholders' meeting, which is composed of all shareholders. The shareholders' meeting is the highest authority of the company. Unless otherwise agreed in this agreement, it shall exercise its functions and powers in accordance with the company law and other laws and regulations as well as the relevant provisions of the articles of association of the project company.

2. Board of directors

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(1) The project company has a board of directors with three members elected by the shareholders' meeting, including two directors nominated by Party A and one director nominated by Party B. The chairman of the Board shall be a director nominated by Party A. The term of office of the directors is 3 years, and they can be reappointed after re-election. The principle of nomination of directors remains unchanged.

(2) Unless otherwise agreed in this agreement, the board of directors shall exercise its powers in accordance with the company law and other relevant laws and regulations as well as the articles of association of the project company.

3. supervisors

(1) The project company does not have a board of supervisors, but one supervisor, nominated by Party B and elected by the shareholders' meeting. The term of office of the supervisor is 3 years, and the supervisor can be re-elected.

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(2) Unless otherwise agreed in this agreement, the supervisors shall exercise their powers in accordance with the company law and other relevant laws and regulations as well as the articles of association of the project company.

4. Senior management

(1) The project company shall have a general manager nominated by Party B and appointed by the board of directors, and a deputy general manager nominated by Party A and appointed by the board of directors.

(2) The project company shall have one financial manager and one deputy manager, who shall be nominated by Party A and appointed by the board of directors; the Deputy financial manager shall be nominated by Party B and appointed by the board of directors.

(3) The remuneration of the company's senior management shall be determined by the board of directors.

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八、	公司章程及其他事项

1、各方同意按照本协议的约定制定《公司章程》，《公司章程》中未约定的内容，以本协议的约定为准。

2、本协议与《公司章程》未约定的事项，按照《公司法》及相关法律法规的规定执行。

VIII.Articles of association and other matters

1. The parties agree to formulate the articles of association in accordance with the agreement, and the contents not specified in the articles of association shall be subject to the agreement.

2. Matters not stipulated in this Agreement and the articles of association shall be implemented in accordance with the company law and relevant laws and regulations.

九、	财务会计

公司应按照《公司法》及会计准则的相关规定建立公司的财务、会计制度，依法开展财务会计工作。

IX. Financial accounting

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The company shall establish the company's financial and accounting systems in accordance with the company law and the relevant provisions of the accounting standards, and carry out the financial and accounting work in accordance with the law.

十、	增资及股份转让

1、如果公司因业务发展的需要增加注册资本，股东有权优先按照股权比例认缴出资；一方放弃增资的，由其他方按实缴出资比例承接放弃方的增资份额。

2、公司的股东之间可以依法相互转让其全部或者部分股权。

3、未经其他股东同意，公司股东不得向其他第三方转让项目公司股权。

X.Capital increase and share transfer

1. If the registered capital of the company needs to be increased due to business development, the shareholders have the priority to subscribe the capital contribution in accordance with the equity ratio; if one Party waives the capital increase, the other party shall undertake the capital increase share of the waiving party in accordance with the proportion of paid in capital.

2. Shareholders of the company can transfer all or part of their equity to each other according to law.

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3. Without the consent of other shareholders, the shareholders of the company shall not transfer the equity of the project company to other third parties.

十一、	保密义务

各方对本协议合作相关事宜均有保密义务，未经其他方书面许可，不得向任何第三方提供任何保密信息以及本次合作的任何内容。但因法律法规、监管机构要求、各方融资及上市路演等需要以及审计需要向相关机构提供的情形除外。本保密条款在协议更改或终止后持续有效。

XI. Confidentiality obligation

Each party shall have the confidentiality obligation for matters related to the cooperation of this agreement, and shall not provide any confidential information and any content of this cooperation to any third party without the written permission of the other party. Except for the situations when information are provided to relevant institutions due to laws and regulations, regulatory requirements, parties financing , listing roadshows and audit needs. This confidentiality clause shall remain in force after the change or termination of the agreement.

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十二、	违约责任

1、本协议生效后，协议双方应按照本协议的规定全面、适当、及实地履行其义务及约定，任何一方违反本协议的约定，则构成违约。

2、本协议生效后，如任何一方的违约行为给其他方造成损失的，过错方应予以赔偿。

3、承担违约责任不免除违约方继续履行协议的义务。

4、以下情况不属于违约：

（1）根据国家法律、法规和规定性文件的强制性规定，或有管辖权的政府部门的决定、命令或要求，或法院、仲裁机构的判决、裁定或裁决。

XII.Liability for breach of contract

1. After this Agreement comes into force, both parties shall perform their obligations and agreements fully, properly and promtly in accordance with the provisions of this agreement. Any party who violates this Agreement shall constitute a breach of contract.

2. After this Agreement comes into force, if any party's breach of contract causes losses to the other party, the fault party shall compensate for that.

3. Bearing the liability for breach of contract does not exempt the

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breaching party from continuing to perform the obligations of the agreement.

4. It is not a breach of contract if:

(1) According to the compulsory provisions of national laws, regulations and regulatory documents, or the decisions, orders or requirements of the government departments with jurisdiction, or the judgments, rulings or awards of courts and arbitration institutions.

十三、	双方其他特别约定

根据事情情况约定。

XIII、Other special agreements of both parties

Negotiate according to the situation.

十四、	争议解决

甲乙双方在协议履行过程中发生争议，协商解决；协商不成，任何一方均有权向项目公司所在地人民法院提起诉讼解决。

XIIII、Dispute resolution

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In case of any dispute between Party A and Party B during the performance of the agreement, it shall be settled through negotiation; if the negotiation fails, either party shall have the right to file a lawsuit to the people's court where the project company is located for settlement.

十五、	其他

1、本协议未尽事宜，由各方协商一致予以补充，补充协议作为本协议的组成部分，补充协议与本协议不一致的，以补充协议为准。

2、本协议自各方签字、盖章之日起生效，任何一方不得擅自变更或解除。

3、本协议书一式肆份，协议双方各持贰份，每份具有同等法律效力。

4、本协议保证方仅对如下事项进行保证：知悉并同意将大柴旦湖矿区卤水锂资源使用权授权给甲方使用，并同意甲方以该矿区卤水锂资源与乙方合作开展提锂业务。

XIIIII、others

1、 Matters not covered in this Agreement shall be supplemented by consensus of all parties. The supplementary agreement shall be an integral part of this agreement. In case of any inconsistency between the supplementary agreement and this agreement, the supplementary agreement shall prevail.

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2、This Agreement shall come into force as of the date of signature and seal of each party, and neither party shall change or terminate it without authorization.

3、This agreement is made in quadruplicate, two for each party, each of which has the same legal effect.

4、The guarantor in this agreement only guarantees the following matters: it is aware of it and agrees to authorize Party A the right to use the lithium resource in the brine associated with the Dachaidan Lake mining area, and agrees that Party A can cooperate with Party B to carry out the lithium extraction business with the lithium resource in the brine associated with the mining area.

（以下无正文）（No text below)

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(此页无正文，为签字页）

(there is no text on this page, it is the signature page)

甲方（盖章）：青海中天硼锂科技有限公司

法定代表人或授权代表（签字）：

日期：二零二零年 月 日

乙方（盖章）：西安金藏膜环保科技有限公司

定代表人或授权代表（签字）：

日期：二零二零年 月 日

保证方（盖章）：青海中天硼锂矿业有限公司

法定代表人或授权代表（签字）：

日期：二零二零年 月 日

（保证方仅对如下事项进行保证：知悉并同意将大柴旦湖矿区伴生矿卤水锂资源使用权授权给甲方使用，并同意甲方以该矿区伴生矿卤水锂资源与乙方合作开展提锂业务。）

Party A (stamp): Qinghai Zhongtian boron lithium Technology Co., Ltd

Legal representative or authorized representative(signature):

Date: 2020 ._._

Party B(stamp)：Xi'an jinzang membrane Environmental Protection Technology Co., Ltd

Legal representative or authorized representative(signature):

Date: 2020 ._._

（The guarantor only guarantees the following matters: it is aware of it and agrees to authorize Party A the right to use the lithium resource in the brine associated with the Dachaidan Lake mining area, and agrees that Party A can cooperate with Party B to carry out the lithium extraction business with the lithium resource in the brine associated with the mining area.）

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